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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 033-98062 of Companion Life Separate Account C on Form N-4 of our report dated April 1, 2003 on the financial statements of the subaccounts of Companion Life Separate Account C and our report dated March 14, 2003 on the statutory financial statements of Companion Life Insurance Company appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" also in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 30, 2003